UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 31, 2017
Date of earliest event reported: May 24, 2017
Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS	66062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 764-1045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
As disclosed in the Current Report on Form 8-K filed on May 12, 2017 by Hooper Holmes, Inc., a New York corporation (the “Company”), the Company was required by its term lender to raise $3.5 million by issuing new shares (the “Requirement Shares”) of the Company’s common stock, par value $0.04 per share (“Common Stock”) in exchange for cash within 90 days following closing of the merger of the Company’s subsidiary, Piper Merger Corp. with and into Provant Health Solutions, LLC (the “Merger”). As previously reported, the Company had issued $3.22 million worth of the Requirement Shares by the time the Merger closed on May 11, 2017. On May 24, 2017, the Company issued and sold the remaining $280,000 of the Requirement Shares to certain accredited investors (the “Purchasers”); the 350,000 shares were sold at $0.80/share on the same terms and conditions as the shares that had been previously sold as part of this requirement. The Securities Purchase Agreements (the “Securities Purchase Agreements”) and Common Stock Purchase Warrants (the “Common Stock Purchase Warrants”) for these issuances are attached to this report.

These shares and warrants were issued by the Company in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 thereunder.
Each Common Stock Purchase Warrant is exercisable beginning six (6) months after the date of issuance and ending on the fourth anniversary of the date of issuance. Each Common Stock Purchase Warrant provides that the Company can call the warrants if the closing price of its Common Stock equals or exceeds $2.70 per share for ten consecutive trading days with a minimum trading volume of 100,000 shares per day, subject to certain additional conditions set forth in the Common Stock Purchase Warrants. If the holder of a Common Stock Purchase Warrant voluntarily exercises the warrant and the Company files a registration statement for the resale of the shares, the holder must pay the exercise price in cash. In all other circumstances, the exercise price may be paid via the “cashless exercise” method set forth in the Common Stock Purchase Warrants.
Each Securities Purchase Agreement provides the purchaser with piggyback registration rights to register and sell shares acquired under the Securities Purchase Agreement if the Company were to undertake a registered securities offering on Form S-1 or S-3 prior to the time at which the purchasers’ shares may be resold under Rule 144 of the Securities Act. In addition, if the Company were to make another private or public offering of Common Stock, preferred securities, or securities convertible, exercisable, or exchangeable for Common Stock at a price per share lower than $0.80, the Securities Purchase Agreement would require the Company to issue additional shares of Common Stock to the purchaser in a number sufficient to cause the effective price per share paid by the purchaser in the offering to be equal to the new offering price. This “full ratchet” provision applies only to the shares, and not warrants, issued under the Securities Purchase Agreement and lasts for a period of 12 months following the date of the final closing under the private offering. The “full ratchet” provision is limited, however, to 2,175 shares of Common Stock per Unit (as such term is defined in the Securities Purchase Agreements).
The preceding summary does not purport to be complete and is qualified in its entirety by reference to the full texts of the forms of Securities Purchase Agreement and Common Stock Purchase Warrant, which are filed as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K and which are incorporated herein by reference.
Item 3.02    Unregistered Sales of Equity Securities.
The disclosures regarding the issuance of shares of Common Stock and Common Stock Purchase Warrants to the Purchasers set forth above in Item 1.01 of this Current Report are hereby incorporated by reference into this Item 3.02.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit
4.1	Form of Common Stock Purchase Warrant issued to the Purchasers.
10.1	Form of Securities Purchase Agreement between the Company and the Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: May 31, 2017	By:	/s/ Steven R. Balthazor
Steven R. Balthazor, CFO